Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of Rent the Runway, Inc. of our report dated April 15, 2025 relating to the financial statements, which appears in Rent the Runway, Inc.'s Annual Report on Form 10-K for the year ended January 31, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York
September 18, 2025